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                                                                       EXHIBIT 5

[LETTERHEAD OF CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP]


                               January 20, 1999



MGM Grand, Inc.
3799 Las Vegas Boulevard South
Las Vegas,  NV  89109


     Re:  Registration Statement on Form S-4
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Gentlemen:

     You have requested our opinion in connection with the issuance by MGM Grand, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), in connection with the Merger (as defined below). The Shares are the subject of the Company's Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on January 21, 1999.

     The Shares are to be issued in connection with an Agreement and Plan of Merger, dated as of December 2, 1998 (the "Merger Agreement"), by and among the Company, MGM Grand Acquisition Corp., a Nevada corporation that is a wholly owned subsidiary of the Company ("Merger Subsidiary"), and Primadonna Resorts, Inc., a Nevada corporation ("Primadonna"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into Primadonna (the "Merger"), with Primadonna as the surviving corporation, and (ii) each share of common stock, par value $.01 per share, of Primadonna outstanding at the effective time of the Merger will be converted into the right to receive .33 shares of the Company's Common Stock.

     We have acted as counsel for the Company in connection with the Merger and the Registration Statement. We have examined and relied upon copies, unless otherwise stated, of the following documents: (i) the Certificate of Incorporation and By-laws of the Company, as amended to date; (ii) minutes and resolutions of the Executive Committee of the Company's Board of Directors relating to the Merger, including without limitation, the authorization and issuance of the Shares; (iii) the Registration Statement (together with the Proxy Statement/Prospectus forming a part thereof); and (iv) such other documents, instruments and agreements as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all

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MGM Grand, Inc.
January 20, 1999
Page 2


documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the consummation of the Merger in accordance with the Merger Agreement and the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders. In addition, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     With respect to the matters set forth below, we are relying as to certain factual matters solely upon a certificate of an officer of the Company.

     Our opinions herein are limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws. In addition, please be advised that Mr. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, is a director of the Company.

     Based on and subject to the foregoing, it is our opinion that when issued the Shares will be validly issued, fully paid and non-assessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.



                                 Very truly yours,


         /s/ CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP

         CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP